UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017
THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On November 9, 2017, the Audit Committee of the Board of Directors of the Company, upon the recommendation of the Company’s management and in consultation with the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), concluded that the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the previously issued unaudited financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended April 1, 2017 and July 1, 2017 should no longer be relied upon and should be restated due to certain errors identified in those financial statements.
These restatements result from the correction of the accounting method historically used by the Company for the classification of the shares of the Company’s common stock held by The Davey 401KSOP and ESOP Plan. The Davey 401KSOP and ESOP Plan includes a put option for shares of the Company’s common stock distributed from the plan. Shares are distributed from the Davey 401KSOP and ESOP Plan to former participants of the plan, their beneficiaries, donees or heirs. Since the Company’s common stock is not currently traded on an established securities market, if the owners of distributed shares desire to sell their shares, the Company is required to purchase the shares at fair value for two 60-day periods after distribution of the shares from the Davey 401KSOP and ESOP.
The shares related to the Davey 401KSOP and ESOP Plan were previously classified in permanent equity. Based on review of Accounting Series Release No. 268, Presentation in Financial Statements of “Redeemable Preferred Stocks” (codified in Accounting Standards Codification (ASC) 480-10-S99-1) and SEC Staff Announcement, Classification and Measurement of Redeemable Securities (codified in ASC 480-10-S99-3A), and after consultation with Ernst & Young, the Company’s management and the Audit Committee have determined that due to the Company’s obligation under the put option, the shares of the Company’s common stock related to the Davey 401KSOP and ESOP Plan should be recorded at fair value and classified as temporary equity in the mezzanine section of the Company’s consolidated balance sheet. The Company expects the correction of the error will result in a reduction of permanent equity and a corresponding increase to temporary equity from the amounts previously reported as of the respective reporting dates.
The reclassification of the 401KSOP and ESOP shares has no impact on the Company’s statements of operations, including net income and earnings per share, or cash flows.
Although the Company cannot yet estimate when it will complete the restatement and file its amended periodic reports for the year ended December 31, 2016 and for the quarters ended April 1, 2017 and July 1, 2017, the Company is diligently pursuing completion of the restatement and intends to file the amended reports as soon as reasonably practicable and prior to filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. The Company expects to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 within the five-day extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended. The Company’s management and its Audit Committee discussed with Ernst & Young the matters described in this Form 8-K.

Item 8.01.	Other Events.
On November 9, 2017, the Company filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission regarding the delayed filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 as the Company’s management needs additional time to correct the error regarding the 401KSOP and ESOP shares, as described in Item 4.02 above. The report, which was due to be filed on Thursday, November 9, 2017, is expected to be filed within the five-day extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended.
Forward-looking statements
Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates”, “expects” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding the Company’s intent to restate its prior financial statements and the estimated adjustments of the restated financials, involve risks and uncertainties which may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that additional information may arise from the Company’s review, the risk that the process of preparing and auditing the restated financial statements or other subsequent events would require the Company to make additional adjustments and the time and effort required to complete the restatement of its financial statements, as well as other risks described more fully in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements reflect management’s analysis as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul
Executive Vice President, Chief Financial Officer
and Secretary (Principal Financial Officer)
Date: November 9, 2017